   AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON NOVEMBER 15, 2001

                                                      REGISTRATION NO. 333-
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                            ------------------------

                                    FORM S-3
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933

                    INTERNATIONAL LEASE FINANCE CORPORATION
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                    CALIFORNIA                                         22-3059110
         (STATE OR OTHER JURISDICTION OF                    (I.R.S. EMPLOYER IDENTIFICATION
          INCORPORATION OR ORGANIZATION)                                NUMBER)

                      1999 AVENUE OF THE STARS, 39TH FLOOR
                  LOS ANGELES, CALIFORNIA 90067 (310) 788-1999
  (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE, OF
                   REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)

                                 ALAN H. LUND,
EXECUTIVE VICE PRESIDENT, CO-CHIEF OPERATING OFFICER AND CHIEF FINANCIAL OFFICER
                      1999 AVENUE OF THE STARS, 39TH FLOOR
                  LOS ANGELES, CALIFORNIA 90067 (310) 788-1999
 (NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE,
                             OF AGENT FOR SERVICE)

                                WITH COPIES TO:

             RICHARD A. BOEHMER, ESQ.                            PETER P. WALLACE, ESQ.
              O'MELVENY & MYERS LLP                              STEVEN M. RUSKIN, ESQ.
              400 SOUTH HOPE STREET                           MORGAN, LEWIS & BOCKIUS LLP
          LOS ANGELES, CALIFORNIA 90071                          300 SOUTH GRAND AVENUE
            TELEPHONE: (213) 430-6643                             TWENTY-SECOND FLOOR
               FAX: (213) 430-6407                           LOS ANGELES, CALIFORNIA 90071
                                                               TELEPHONE: (213) 612-2532
                                                                  FAX: (213) 612-2554

        APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC:
  From time to time after the effective date of this Registration Statement as determined by market conditions.

    If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]

    If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X] ------------

    If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

    If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the offering. [ ] --------

    If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

                        CALCULATION OF REGISTRATION FEE

-----------------------------------------------------------------------------------------------------------------------------
-----------------------------------------------------------------------------------------------------------------------------
                                                 AMOUNT          PROPOSED MAXIMUM     PROPOSED MAXIMUM
   TITLE OF EACH CLASS OF SECURITIES             TO BE            OFFERING PRICE         AGGREGATE            AMOUNT OF
            TO BE REGISTERED                 REGISTERED(1)         PER UNIT(2)       OFFERING PRICE(2)     REGISTRATION FEE
-----------------------------------------------------------------------------------------------------------------------------
Debt Securities.........................     $4,000,000,000            100%            $4,000,000,000         $1,000,000
-----------------------------------------------------------------------------------------------------------------------------
-----------------------------------------------------------------------------------------------------------------------------

(1) Or, if any Debt Securities are issued at original issue discount, such greater amount as shall result in an aggregate offering price of $4,000,000,000. Includes an indefinite amount of securities registered for purposes of secondary market transactions by AIG Financial Securities Corp. or other affiliates of the registrant.

(2) Estimated solely for purposes of calculation of registration fee pursuant to Rule 457.

                            ------------------------

    As permitted by Rule 429, the Prospectus included in this Registration Statement also relates to the Registrant's Registration Statement No. 333-60264 on Form S-3.

    THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. WE MAY NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

                SUBJECT TO COMPLETION, ISSUED NOVEMBER 15, 2001

PROSPECTUS

[ILFC LOGO]
INTERNATIONAL LEASE FINANCE CORPORATION


By this prospectus, we may offer:

                                DEBT SECURITIES

     These securities will have an aggregate offering price of up to [$4,000,000,000] or an equivalent amount in U.S. dollars if any securities are denominated in a currency other than U.S. dollars. We may offer these securities in one or more series, with the same or different maturity dates, and at par or with an original issue discount.

     We will provide the specific terms of these securities in supplements to this prospectus. You should read this prospectus and the prospectus supplement carefully before you invest.

     Our affiliates, including AIG Financial Securities Corp., may use this prospectus in the initial sale of these securities or in a secondary market transaction in these or similar securities after their initial sale. You may assume that the prospectus is being used in a secondary market transaction unless we or our agent or one of our affiliates informs you otherwise. There are no assurances that there will be a secondary market for these securities. Unless stated otherwise in the accompanying prospectus supplement, we do not intend to list any of these securities on an exchange.

                           -------------------------

     NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

     YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED IN THIS PROSPECTUS OR THE PROSPECTUS SUPPLEMENT THAT WE HAVE REFERRED YOU TO. NO ONE IS AUTHORIZED TO PROVIDE YOU WITH DIFFERENT INFORMATION. WE ARE NOT MAKING AN OFFER OF THESE SECURITIES IN ANY STATE WHERE THE OFFER IS NOT PERMITTED. YOU SHOULD NOT ASSUME THAT THE INFORMATION IN THIS PROSPECTUS OR THE PROSPECTUS SUPPLEMENT IS ACCURATE AS OF ANY DATE OTHER THAN THE DATE ON THE FRONT OF THIS DOCUMENT.

                           -------------------------

The date of this prospectus is                , 2001

                               TABLE OF CONTENTS

                                                              PAGE
                                                              ----
Summary.....................................................    3
Where You Can Find More Information.........................    5
The Company.................................................    5
American International Group, Inc...........................    6
Use of Proceeds.............................................    6
Prospectus Supplement.......................................    6
Description of Debt Securities..............................    6
Plan of Distribution........................................   17
Experts.....................................................   18
Legal Matters...............................................   18

                                    SUMMARY

     This summary highlights selected information from this prospectus and may not contain all of the information that is important to you. To understand the terms of the debt securities we are offering by this prospectus, you should carefully read this prospectus and the prospectus supplement that gives the specific terms of the securities we are offering. You should also read the documents we have referred you to in "Where You Can Find More Information" on page 5 for information on us and our financial statements.

INTERNATIONAL LEASE FINANCE CORPORATION

     Our primary business is acquiring new and used commercial jet aircraft and leasing and selling those aircraft to domestic and foreign airlines. We also sell commercial jet aircraft for our own account, for the account of airlines and for others.

     We are an indirect wholly owned subsidiary of American International Group, Inc. We are incorporated in the State of California and maintain our principal executive offices at 1999 Avenue of the Stars, 39th Floor, Los Angeles, California 90067. Our telephone number is (310) 788-1999 and our telecopier number is (310) 788-1990.

RATIO OF EARNINGS TO FIXED CHARGES

     Our ratio of earnings to fixed charges for the periods indicated are set forth below:

                                       NINE MONTHS ENDED
      YEARS ENDED DECEMBER 31,           SEPTEMBER 30,
------------------------------------   -----------------
1996   1997    1998    1999    2000     2000      2001
-----  -----   -----   -----   -----   -------   -------
1.53x  1.63x   1.65x   1.82x   1.73x    1.68x     1.76x

     We computed the ratios of earnings to fixed charges by dividing earnings by fixed charges. For this purpose, "earnings" consist of income before income taxes plus fixed charges (excluding capitalized interest), and "fixed charges" consist of interest expense and capitalized interest.

THE DEBT SECURITIES WE MAY OFFER

     We may offer up to [$4,000,000,000] in debt securities. We may sell the debt securities through underwriters or dealers, directly to purchasers or through agents. The prospectus supplement and the pricing supplement, if one is used, will describe the specific amounts, prices and terms of the debt securities.

THE DEBT SECURITIES

     We may from time to time offer debt securities which are unsecured and unsubordinated obligations of our Company. These debt securities will rank equally with all of our other unsecured and unsubordinated debt which, at September 30, 2001, aggregated approximately $15.12 billion.

     We have summarized the general features of the debt securities below. We encourage you to read the indenture which governs the debt. A copy of the indenture is incorporated by reference as Exhibit 4 to this Registration Statement and is available to the public. See "Where You Can Find More Information."

     The following are general indenture provisions that relate to the debt securities offered by this prospectus.

     - The indenture does not limit the amount of debt that we may issue or provide a holder of debt securities offered by this prospectus with any protection from the consequences of a highly leveraged transaction involving us.

     - The indenture allows us to merge or consolidate with another company, or sell all or substantially all of our assets to another company, subject to certain conditions. If these events occur, the other company will be required to assume our responsibilities on the debt and, in a merger or consolidation where we are not the surviving corporation or where we sell our assets substantially as an entirety, we will have no further liabilities or obligations with respect to the debt securities.

     - Upon our request to change an obligation created by the indenture, the holders of a majority of the total principal amount of the debt outstanding in any series may vote to change our obligations or your rights concerning the debt in that series. We may also amend or supplement the indenture for certain purposes without the consent of any holder of debt securities. However, to change any term relating to the payment of principal or interest for a series of debt securities, every holder in the affected series must consent.

     - Under certain conditions, we may discharge the indenture at any time by depositing sufficient funds with the trustee to pay the obligations when due. All amounts due to you on the debt would be paid by the trustee from the deposited funds.

     The following are events of default under the indenture:

     - Our failure to pay interest for 30 days.

     - Our failure to pay principal and any premium when due.

     - Our failure to make any sinking fund payment when due.

     - Our failure to perform covenants for 60 days after receipt of notice to cure.

     - Our failure to pay our debt under any mortgage or indenture of at least $50,000,000 when due and payable other than as a result of acceleration, or which becomes due upon acceleration which is not rescinded or such debt discharged, each within 30 days after written notice to us.

     - Certain events in bankruptcy, insolvency or reorganization.

     - Any other events of default relating to a specific series of debt securities and set forth in the prospectus supplement for those debt securities.

     If there is an event of default, the trustee or holders of at least 25% of the principal amount outstanding of a series may declare the principal immediately payable for that series. However, holders of a majority in principal amount of that series may cancel this declaration.

                      WHERE YOU CAN FIND MORE INFORMATION

     We file annual, quarterly and special reports with the Securities and Exchange Commission (the "SEC"). You may read and copy any document we file at the SEC's public reference rooms in Washington, D.C., New York, New York and Chicago, Illinois. Please call the SEC at 1-800-732-0330 for further information on the public reference rooms. Our SEC filings are also available to the public on the SEC's web site at http://www.sec.gov.

     The SEC allows us to "incorporate by reference" the information that we file with them, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus and supplements to this prospectus. We incorporate by reference:

     (1) our Annual Report on Form 10-K for the year ended December 31, 2000;

     (2) our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2001, June 30, 2001 and September 30, 2001; and

     (3) our Current Reports on Form 8-K, event dates January 10, January 19 (two Reports), February 12, March 14, April 26, May 7, May 14, June 15, July 17, October 2, October 3, October 12 and November 14, 2001.

     The information filed by us with the SEC in the future will update and supersede this information.

     We also incorporate by reference any filings we may make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") after the date of the original filing of the registration statement, of which this prospectus is part, and until our offering is completed.

     You may request a copy of these filings, at no cost, by writing or calling us at the following address or telephone number:

            Alan H. Lund
            Executive Vice President, Co-Chief Operating
            Officer and Chief Financial Officer
            International Lease Finance Corporation
            1999 Avenue of the Stars, 39th Floor
            Los Angeles, California 90067
            Telephone: 310-788-1999

                                  THE COMPANY

     We acquire new and used commercial jet aircraft for the purpose of leasing and selling such aircraft to domestic and foreign airlines. In terms of the number and value of transactions completed, we are a major owner-lessor of commercial jet aircraft. In addition, we resell commercial jet aircraft for our own account, for the account of airlines and for others. At November 15, 2001, we had committed to purchase 557 aircraft deliverable through 2010 at an estimated aggregate purchase price (including adjustment for anticipated inflation) of $33.03 billion, of which we currently anticipate taking delivery of approximately 72 aircraft in 2002 with an estimated aggregate purchase price of $4.30 billion.

     We are an indirect wholly owned subsidiary of American International Group, Inc. ("AIG").

     We are incorporated in the State of California. We maintain our principal executive offices at 1999 Avenue of the Stars, 39th Floor, Los Angeles, California 90067. Our telephone number is (310) 788-1999 and our telecopier number is (310) 788-1990.

                       AMERICAN INTERNATIONAL GROUP, INC.

     AIG is a holding company which through its subsidiaries is engaged in a broad range of insurance and insurance-related activities and financial services in the United States and abroad. AIG's primary activities include both general and life insurance operations. Other significant activities include financial services and asset management. The common stock of AIG is listed on the New York Stock Exchange, among others.

NEITHER AIG NOR ANY OF ITS AFFILIATES WILL BE A CO-OBLIGOR OR GUARANTOR OF THE DEBT SECURITIES.

                                USE OF PROCEEDS

     We will use proceeds that we receive from the sale of the debt securities, together with internally generated funds, for general corporate purposes unless the prospectus supplement states otherwise. General corporate purposes will include our purchases of aircraft. We will invest any proceeds from the sale of the debt securities not immediately used in marketable securities until spent.

                             PROSPECTUS SUPPLEMENT

     The prospectus supplement provides the specific terms of the debt securities and may differ from the general information provided in this prospectus. You should rely on the prospectus supplement if the information we provide in it is different from the information contained in this prospectus.

                         DESCRIPTION OF DEBT SECURITIES

     We may offer unsecured and unsubordinated debt securities (the "Debt Securities") under an indenture dated as of November 1, 2000 (the "Indenture"), between us and The Bank of New York, as trustee (the "Trustee"). The following is a summary of certain provisions of the Debt Securities and of the Indenture and does not contain all of the information which may be important to you. You should read all provisions of the Indenture carefully, including the definitions of certain terms, before you decide to invest in the Debt Securities. If we refer to particular sections or defined terms of the Indenture, we mean to incorporate by reference those sections or defined terms of the Indenture. A copy of the Indenture is incorporated by reference as an Exhibit to this Registration Statement. See "Where You Can Find More Information."

GENERAL

     The Debt Securities will rank equally with our other unsecured and unsubordinated indebtedness which, at September 30, 2001, aggregated approximately $15.12 billion. The Indenture does not limit the amount of Debt Securities that we may issue. We may issue Debt Securities in one or more series, with the same or various maturities, at par, or with original issue discount. The prospectus supplement will describe any Federal income tax consequences and other special considerations applicable to any Debt Securities issued with original issue discount.

     The prospectus supplement will set forth the initial offering price, the aggregate principal amount and the following terms of the Debt Securities:

     (1) the title;

     (2) any limit on the aggregate principal amount of a particular series;

     (3) to whom interest on the Debt Securities should be paid if other than the registered owner;

     (4) the date or dates on which we agree to pay principal;

     (5) the rate or rates of interest for the Debt Securities (which may be fixed or variable) and, if applicable, the method used to determine the rate or rates of interest, the date or dates from which interest will accrue, the dates that interest shall be payable and the record date for the payment of the interest;

     (6) the place or places where principal and interest will be payable, or the method of such payment;

     (7) the period or periods within which, the price or prices at which, and the terms and conditions upon which the Debt Securities may be redeemed, in whole or in part, at our option;

     (8) any mandatory or optional sinking fund or analogous provisions and our obligation, if any, to redeem or repurchase the Debt Securities pursuant to any sinking fund or similar provisions or at the option of a holder thereof, and the period, price and terms and conditions for the redemption or repurchase;

     (9) the currency or currencies in which we agree to make payments on Debt Securities;

     (10) the method of determining amounts of principal, any premium and interest payable on the Debt Securities if these amounts are calculated in reference to an index;

     (11) the amount of principal that we will pay upon acceleration, if other than the entire principal amount;

     (12) whether we will issue the debt securities in certificates or book-entry form
         (see "Certificated Securities" and "Global Securities" below);

     (13) additional Events of Default, if any; and

     (14) any additional terms.

PAYMENT OF INTEREST AND EXCHANGE

     We will issue the Debt Securities of each series either in the form of one or more global securities (each a "Global Security") registered in the name of Cede & Co. as the nominee of The Depository Trust Company (the "Depositary"), or as a certificate issued in definitive registered form (a "Certificated Security"), as set forth in the prospectus supplement. If we do not state the form of a series of Debt Securities in a prospectus supplement, we are issuing the series as a Global Security. Principal, premium, if any, and interest, if any, is to be paid to registered holders at the office of the Trustee in the Borough of Manhattan, City and State of New York or at any paying agency maintained by the Company for that purpose as described under "Global Securities" below. We may provide at our option for payment of interest to registered holders of Certificated Securities by check mailed to the address of the holder as it appears on the register for the Certificated Securities.

CERTIFICATED SECURITIES

     A holder may present Certificated Securities for transfer or exchange at the Trustee's office or paying agencies in accordance with the terms of the Indenture unless the prospectus supplement states otherwise. There will not be a service charge for any transfer or exchange of Certificated Securities, but the transfer or exchange is subject to other limitations set forth in the Indenture.

GLOBAL SECURITIES

     Unless we tell you otherwise in a prospectus supplement, we will register each Global Security representing Debt Securities in the name of Cede & Co., as nominee of the Depositary. Cede & Co. may not transfer any Global Security, in whole or in part, to anyone except the Depositary or a nominee of the Depositary unless it is exchanged first for a Certificated Security.

     The information under the headings "The Depositary" and "Book-Entry System" in this section concerning the Depositary and the Depositary's book-entry system has been obtained from sources we believe to be reliable.

The Depositary

     The Depositary is a limited-purpose trust company organized under the New York Banking Law. It is also a "banking organization" within the meaning of the New York Banking Law, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code and a "clearing agency" registered under the provisions of Section 17A of the Exchange Act. The Depositary holds securities deposited by persons that have accounts with the Depositary, which it refers to as "Direct Participants". The Depositary also facilitates the settlement among Direct Participants and Indirect Participants, as defined below, of securities transactions in deposited securities through electronic computerized book-entry changes in Direct Participants' accounts. This eliminates the need for physical movement of securities certificates.

     The Depositary is owned by a number of its Direct Participants and by the New York Stock Exchange, Inc., the American Stock Exchange LLC and the National Association of Securities Dealers, Inc. Indirect Participants in the Depositary's book-entry system include securities brokers and dealers, banks and trust companies. Indirect Participants access the Depositary's system by clearing through or maintaining custodial relationships with a Direct Participant.

     The laws of some states require that certain purchasers of securities take physical delivery of the securities in definitive form. Those laws may impair the ability to transfer beneficial interests in Debt Securities represented by Global Securities.

Book-Entry System

     We anticipate that the following provisions will apply to all depositary arrangements unless the prospectus supplement states otherwise.

     Ownership of beneficial interests in Debt Securities will be limited to Direct Participants or persons that may hold an interest through Direct Participants, such as securities brokers and dealers, banks and trust companies. We refer to these persons holding through Direct Participants as "Indirect Participants."

     Upon the issuance of a Global Security, the Depositary will credit, on its book-entry registration and transfer system, to the accounts of the applicable Direct Participants, the respective principal amounts of the Debt Securities represented by such Global Security. The accounts to be credited will be designated by any underwriters or agents participating in the distribution of those Debt Securities. Purchases of Debt Securities under the Depositary's system must be made by or through Direct Participants, which will receive a credit for the Debt Securities on the Depositary's records. The ownership interest of each actual purchaser of Debt Securities will be recorded on the Direct Participants' and Indirect Participants' records. We refer to these actual purchasers as "Beneficial Owners."

     Beneficial Owners will not receive written confirmation from the Depositary of their purchase, but we expect Beneficial Owners to receive written confirmations providing details of the transaction, as well as periodic statements of their holdings, from the Direct Participant or Indirect Participant through which the Beneficial Owner entered into the transaction. Transfers of ownership interests in the Debt Securities are expected to be effected by entries made on the books of Participants acting on behalf of Beneficial Owners.

     So long as the Depositary or its nominee is the registered owner of a Global Security, it will be considered the sole owner or holder of the Debt Securities represented by that Global Security for all purposes under the Indenture. Beneficial Owners will not be entitled to have the Debt Securities represented by a Global Security registered in their names, will not receive or be entitled to receive physical delivery of Debt Securities in definitive form and will not be considered the owners or holders thereof under the Indenture.

     We will make payments of principal, premium, if any, and interest on Book-Entry Securities to the Depositary or its nominee, as the registered owner of the Global Security. Neither we nor the Trustee or any of our agents will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in a Global Security, or with respect to maintaining, supervising or reviewing any records relating to a beneficial ownership interest.

     We expect that the Depositary, upon receipt of any principal, premium or interest payment, will immediately credit Direct Participants' accounts with payments in amounts proportionate to the respective beneficial interests in the Global Security, as shown on the records of the Depositary. We also expect that payments by Direct Participants to Indirect Participants and by Direct Participant and Indirect Participants to Beneficial Owners will be governed by standing instructions and customary practices, and accordingly will be the responsibility of the Participants.

     As long as the Debt Securities are held by the Depositary or its nominee and the Depositary continues to make its same day funds settlement system available to us, all payments of principal and interest on the Debt Securities will be made in immediately available funds. We are advised that the Depositary's practice is to credit Direct Participants' accounts on the applicable payment date unless the Depositary has reason to believe that it will not receive payment on that date.

     Secondary trading in long-term notes and debentures of corporate issuers is generally settled in clearing house or next-day funds. However, we expect that the Debt Securities will trade in the Depositary's Same-Day Funds Settlement system. Accordingly, the Depositary will require that secondary trading activity in the Debt Securities settle in immediately available funds. We do not make any assurances as to any possible effect the requirement for settlement in immediately available funds could have on trading activity in the Debt Securities.

     We expect that the forwarding of notices and other communications by the Depositary to Direct Participants, by Direct Participants to Indirect Participants, and by Direct Participants and Indirect Participants to Beneficial Owners will be governed by arrangements among themselves, subject to any statutory or regulatory requirements which may be in effect. Neither the Depositary nor Cede & Co. will consent or vote with respect to the Debt Securities. We are advised that the Depositary's usual procedure is to mail an omnibus proxy to us as soon as possible after the record date with respect to any such consent or vote. The omnibus proxy would assign Cede & Co.'s consenting or voting rights to the Direct Participants to whose accounts the Debt Securities are credited on the applicable record date, which will be identified in a listing attached to the omnibus proxy.

     In the event the Depositary is unwilling or unable to continue as Depositary for a series of Debt Securities and we do not appoint a successor Depositary within 90 days, we will issue the Debt Securities in certificated form in exchange for the Global Security.

     We may decide at any time not to have Debt Securities of a particular series represented by one or more Global Securities and, accordingly will issue Debt Securities representing such series in certificated form in exchange for all of the Global Security or Securities representing those Debt Securities.

CERTAIN COVENANTS OF THE COMPANY

     Restrictions on Liens. We will not, and will not permit any Restricted Subsidiary to, issue, assume or guarantee any indebtedness for borrowed money secured by any mortgage, as defined under the heading "Certain Definitions" below:

     - upon any of our property or the property of any Restricted Subsidiary, as defined under the heading "Certain Definitions" below, or

     - upon any shares of any Restricted Subsidiary, without ensuring that the Debt Securities are equally and ratably secured. We may also choose to secure our other indebtedness and the indebtedness of a Restricted Subsidiary ranking equally with the Debt Securities at the time we secure the Debt Securities. This limitation does not apply to:

     (1) mortgages existing on November 1, 2000;

     (2) certain mortgages securing all or a part of the purchase price of property, other than property acquired for lease to another person;

     (3) mortgages on the property of a Restricted Subsidiary existing at the time it became a Restricted Subsidiary;

     (4) mortgages securing indebtedness for borrowed money owed by a Restricted Subsidiary to us or another Restricted Subsidiary;

     (5) mortgages on property of another corporation that are in existence at the time we or a Restricted Subsidiary acquire the property of that corporation as an entirety or substantially as an entirety, including acquisition by merger or consolidation;

     (6) any replacement of any of the items listed in clauses (1) through (5) above, provided that the principal amount of the indebtedness secured by the mortgage may not be increased and the principal repayment schedule and maturity may not be extended and the mortgage is limited to the same property subject to the mortgage replaced or property substituted therefor;

     (7) liens in connection with certain legal proceedings;

     (8) liens for certain taxes or assessments, landlord's liens and charges incidental to the conduct of our business or the ownership of property and assets by ourselves or a Restricted Subsidiary, if the liens are not incurred in connection with the borrowing of money and do not, in our opinion, materially impair the use of that property in our business operations or the business operations of a Restricted Subsidiary or the value to the business of that property; and

     (9) mortgages not otherwise excepted above which, when aggregated with all other outstanding indebtedness for borrowed money of ours and of Restricted Subsidiaries secured by mortgages and not listed in clauses
         (1) through (8) above, do not exceed 12.5% of our Consolidated Net Tangible Assets, as defined under the heading "Certain Definitions" below.

     Restrictions as to Dividends and Certain Other Payments. We may not pay or declare any dividend or make any distributions on any of our capital stock, except certain stock and other distributions, or make any payment ourselves or through any Restricted Subsidiary to acquire or retire shares of stock, at a time when an Event of Default has occurred and is continuing under the Indenture because:

     (1) we have failed to pay interest on the Debt Securities of that series when due and continue not to pay for 30 days;

     (2) we have failed to pay the principal and premium, if any, on the Debt Securities of that series when due either at maturity, upon redemption, or when due by declaration or otherwise; or

     (3) we have failed to deposit any sinking fund payment with respect to Debt Securities of that series when and as due.

     Restrictions on Investments in Non-Restricted Subsidiaries. We will not, nor will we permit any Restricted Subsidiary to, invest in or transfer assets to a Non-Restricted Subsidiary if immediately after the transfer we would be in breach of or default under the Indenture.

     Limited Covenants in the Event of a Highly Leveraged Transaction. Other than our covenants included in the Indenture described above and as described below in "Merger and Sale of Assets," there are no covenants or provisions in the Indenture that afford holders protection should we participate in a highly leveraged transaction, leveraged buyout, reorganization, restructuring, merger or similar transaction.

CERTAIN DEFINITIONS

     Certain significant terms which are defined in the Indenture are set forth below:

     "Consolidated Net Tangible Assets" means the total amount of assets (less depreciation and valuation reserves and other reserves and items deductible from the gross book value of specific asset accounts under generally accepted accounting principles) which under generally accepted accounting principles would be included on a balance sheet for us together with our Restricted Subsidiaries, after deducting:

     (1) all liability items except indebtedness (whether incurred, assumed or guaranteed) for borrowed money maturing by its terms more than one year from the date of creation thereof or which is extendible or renewable at the sole option of the obligor in a manner where it could become payable more than one year from the date of creation thereof, shareholder's equity and reserves for deferred income taxes,

     (2) all goodwill, trade names, trademarks, patents, unamortized debt discount and expense and other like intangibles, which in each case, would be included on our balance sheet, and

     (3) investments and equity in the net assets of Non-Restricted
         Subsidiaries.

     "Mortgages" means any mortgage, pledge, lien or other encumbrance of any nature upon any property of ours or any Restricted Subsidiary.

     "Non-Restricted Subsidiary" means (1) any Subsidiary designated as non-restricted by our Board of Directors in accordance with the Indenture, and
(2) any other Subsidiary of which one or more Non-Restricted Subsidiaries owns, directly or indirectly, the majority of the voting stock, if a corporation, or, if a limited partnership, in which the Non-Restricted Subsidiary is a general partner.

     "Restricted Subsidiaries" means all Subsidiaries other than Non-Restricted Subsidiaries. Our Board of Directors may change the designations of Restricted Subsidiaries and Non-Restricted Subsidiaries, subject to specified conditions in the Indenture.

     "Subsidiary" means any corporation, partnership or trust of which we or a Subsidiary own, or we together with one or more Subsidiaries own, directly or indirectly, more than 50% of the Voting Stock.

MERGER AND SALE OF ASSETS

     We may consolidate with or merge into any other Person or convey, transfer or lease our properties and assets substantially as an entirety to any Person, and another Person may consolidate or merge with us or convey, transfer or lease its properties and assets to us substantially as an entirety if the following conditions are satisfied:

     (1) the entity formed by consolidation or merger or to which such assets or properties are conveyed, transferred or leased, is a corporation, partnership or trust organized and validly existing under the laws of the United States, any State or the District of Columbia and such Person expressly assumes our obligations under the Indenture;

     (2) immediately after giving effect to such transaction, no Event of Default, and no event which, after notice or lapse of time or both, would become an Event of Default, has happened and is continuing; and

     (3) if our property or assets become subject to a mortgage, pledge, lien, security interest or other encumbrance not permitted by the Indenture, each of ourselves and such entity have taken appropriate steps to secure any of the Debt Securities equally and ratably with the securities secured thereby.

     Upon such consolidation, merger or conveyance, transfer or lease, the successor entity shall be substituted for us under the Indenture and, except in the case of such a lease, we will be relieved of all obligations under the Indenture.

AMENDMENT, SUPPLEMENT AND WAIVER OF THE INDENTURE

     We, together with the Trustee, may amend or supplement the Indenture with the consent of the holders of a majority in principal amount of the outstanding Debt Securities of each series affected by such amendment or supplement. Any past default by ourselves and its consequences may be waived with the consent of the holders of a majority in principal amount of the outstanding Debt Securities of each series affected by such default. However, we may not enter into any amendment, supplement or waiver without the consent of the holders of all affected Debt Securities if the amendment, supplement or waiver would:

     (1) cause a change in the stated maturity of principal or any installment of principal or interest on any Debt Security;

     (2) reduce the principal amount payable or the rate of interest thereon or any premium payable upon the redemption of the Debt Security;

     (3) change the stated maturity of any Debt Security (or reduce the amount payable upon a declaration of acceleration);

     (4) change the time for payment of any interest on any Debt Security;

     (5) make any Debt Security payable in a currency other than that stated in the Debt Security; or

     (6) reduce the stated percentage of principal amount of Debt Securities whose holders must consent to such amendment, supplement or waiver.

     We, together with the Trustee, may, without the consent of any holder of Debt Securities, amend or supplement the Indenture for purposes including:

     (1) to evidence our succession by another corporation;

     (2) to add covenants or additional Events of Default for the benefit of the holders of all or any series of Debt Securities;

     (3) to cure any ambiguity;

     (4) to correct any provision of the Indenture inconsistent with other provisions or make any other provision which does not adversely materially affect the interests of the holders of Debt Securities; or

     (5) to change or eliminate any provision of the Indenture if such change or elimination is effective only when there are no Debt Securities outstanding issued prior to such change or elimination and entitled to the benefit of such provision.

EVENTS OF DEFAULT

     The Indenture defines an Event of Default as being any one of the following occurrences:

     (1) our failure to pay interest on the Debt Securities of that series when due and the continuation of our failure to pay for 30 days;

     (2) our failure to pay the principal and premium, if any, on the Debt Securities of that series when due at maturity, when due upon redemption, or when due by declaration or otherwise;

     (3) our failure to deposit any sinking fund payment for that series of Debt Securities when and as due;

     (4) our default in the performance of any other covenant contained in the Indenture (except as to covenants included in the Indenture not for the benefit of that particular series of Debt Securities) continued for 60 days after written notice;

     (5) our default under any mortgage, indenture (including the Indenture) or instrument under which indebtedness for borrowed money is issued or is secured or evidenced, which default constitutes a failure to pay principal of such indebtedness in an amount exceeding $50,000,000 when due and payable (other than as a result of acceleration) or results in indebtedness for borrowed money in the aggregate of $50,000,000 or more becoming or being declared due and payable before its terms, and such acceleration is not rescinded or annulled, or such indebtedness for borrowed money is not discharged within 30 days after written notice to us by the Trustee, or notice to each of ourselves and the Trustee by the holders of at least 25% in principal amount of the outstanding Debt Securities of that series;

     (6) certain events in bankruptcy, insolvency or reorganization; or

     (7) any other events of default provided with respect to the Debt
         Securities.

     If an Event of Default occurs and is continuing, the Trustee or the holders of at least 25% in principal amount of the Debt Securities of each affected series may declare the

Debt Securities of that series to be due and payable immediately, but under certain conditions such acceleration may be rescinded by the holders of a majority in principal amount of the Debt Securities of each affected series.

     The holder of any Debt Security of a series will not have any right to institute any proceeding with respect to the Indenture or remedies thereunder, unless

     (1) the holder previously gives the Trustee written notice of an Event of Default,

     (2) the holders of not less than 25% in principal amount of the outstanding Debt Securities of that series shall have also made such written request to the Trustee and offered the Trustee satisfactory indemnity to institute such proceeding as Trustee, and

     (3) the Trustee for 60 days shall have failed to institute such proceeding.

However, the right of any holder of any Debt Security to institute suit for enforcement of any payment of principal, premium, if any, and interest on such Debt Security on or after the applicable due date, may not be impaired or affected without such holder's consent.

     The holders of a majority in principal amount of outstanding Debt Securities of any series may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or for exercising any trust or power conferred on the Trustee with respect to Debt Securities of that series. However, the Trustee may refuse to follow any direction that conflicts with any rule of law or the Indenture. Before proceeding to exercise any right or power under the Indenture at the direction of such holders, the Trustee shall be entitled to receive reasonable security or indemnity from such Holders against the costs, expenses and liabilities which could be incurred in compliance with any such direction. The Trustee may withhold from holders of Debt Securities notice of any continuing default (except a default in payment of principal, premium, if any, or interest), if it determines that withholding notice is in their interests.

     We are required to furnish to the Trustee within 120 days after the end of each fiscal year a statement as to whether any default under the Indenture occurred during the fiscal year.

DEFEASANCE AND COVENANT DEFEASANCE

     We may discharge our obligations under the Indenture with respect to any series of Debt Securities other than:

          1. our obligation to register, transfer and exchange certificated Debt Securities;

          2. our obligations with respect to mutilated, destroyed, lost or stolen certificated Debt Securities;

          3. our obligations to maintain an office or agency in the place designated for payment of the Debt Securities and with respect to the treatment of funds held by paying agents; and

          4. certain obligations to the Trustee.

     We refer to this as a "defeasance." We may also be released from the restrictions described under the heading "Certain Covenants of the Company" above and any other restrictions identified in the applicable prospectus supplement with respect to a series of Debt Securities. We refer to this as "covenant defeasance."

     The conditions we must satisfy for defeasance or covenant defeasance include the following:

     A. We must have irrevocably deposited with the Trustee or another satisfactory trustee, trust funds for the payment of the Debt Securities of that series. The trust funds must consist of money or U.S. Government Obligations, as defined below, or a combination thereof, which will be in an amount sufficient without reinvestment to pay at maturity or redemption the entire amount of principal, premium, if any, and interest on the Debt Securities of that series.

     B. No Event of Default or event which with notice or lapse of time or both would become an Event of Default with respect to the Debt Securities of that series has occurred and is continuing on the date we make the deposit and, for certain purposes, has occurred during the period ending on the 123rd day after the date of the deposit, or any longer preference periods.

     C. The defeasance or covenant defeasance will not cause the Trustee to have a conflicting interest as referred to in the Indenture.

     D. The defeasance or covenant defeasance will not result in a breach or violation of the Indenture or other material agreements or instruments or cause the Debt Securities of that series, if listed on a national securities exchange, to be delisted.

     In the case of defeasance, we are also required to deliver to the Trustee an opinion of counsel stating that we have received a direct ruling from the Internal Revenue Service, or such a ruling has been published, or since the date of the Indenture there has been a change in the applicable Federal income tax law, such that the holders of the outstanding Debt Securities of the series to be defeased will not recognize income, gain or loss for Federal income tax purposes as a result of the defeasance. The ruling must provide that the holders of the outstanding Debt Securities to be defeased will be subject to Federal income tax on the same amounts, in the same manner, and at the same times as would have been the case if the defeasance had not occurred.

     In the case of a covenant defeasance, we are required to deliver to the Trustee an opinion of counsel to the effect that the holders of the outstanding Debt Securities of the series for which covenant defeasance is proposed will not recognize income, gain or loss for Federal income tax purposes as a result of the covenant defeasance and will be subject to Federal income tax on the same amounts, in the same manner and at the same times as would have been the case if the covenant defeasance had not occurred.

     "U.S. Government Obligations" is defined in the Indenture as securities that are:

     (a) direct obligations of the United States of America for the payment of which its full faith and credit is pledged, or

     (b) obligations of a Person controlled or supervised by and acting as an agency or instrumentality of the United States of America, the payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States of America.

     In either case, the U.S. Governmental Obligations may not be callable or redeemable at the option of the issuer, and shall also include a depositary receipt issued by a bank, as defined in Section 3(a)(2) of the Securities Act of 1933, as amended, as custodian with respect to that U.S. Government Obligation or a specific payment of principal of or interest on that U.S. Government Obligation held by the custodian for the account of the holder of the depositary receipt.

THE TRUSTEE

     The Trustee has functioned as an unsecured lender to us from time to time. In addition, we may maintain deposit accounts and conduct other banking transactions with the Trustee in the ordinary course of business.

GOVERNING LAW

     The Indenture and the Debt Securities will be governed by and construed in accordance with the laws of the State of New York.

                              PLAN OF DISTRIBUTION

     We may sell the Debt Securities either: (1) through underwriters or dealers; (2) directly to one or more purchasers; or (3) through agents.

     If underwriters or dealers are used in the sale, the underwriters or dealers will acquire the Debt Securities for their own account and may later resell the Debt Securities. Resale transactions for the Debt Securities may include negotiated transactions, the resale at a fixed public offering price or resale at varying prices determined at the time of sale. The Debt Securities may be offered to the public through underwriting syndicates which may be represented by managing underwriters. Such underwriting firms may purchase and sell the Debt Securities in the secondary market, but they are not obligated to do so. There are no assurances that there will be a secondary market for the Debt Securities. The obligations of the underwriters to purchase the Debt Securities will be subject to certain conditions. The underwriters will be obligated to purchase all the Debt Securities of a series if any are purchased. Any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.

     We may also sell the Debt Securities directly or through agents designated by us. We will name any agent involved in the offer or sale of the Debt Securities and state any commissions paid by us to that agent in the prospectus supplement. We will set forth in the prospectus supplement the net proceeds we will receive from the sale of the Debt Securities. Unless indicated in the prospectus supplement, any agent is acting on a best efforts basis for the period of its appointment. Any agent will also be deemed to be an underwriter as that term is defined in the Securities Act.

     We may authorize agents, underwriters or dealers to solicit offers by certain institutional investors to purchase Debt Securities at the public offering price provided in the prospectus supplement and provide for payment and delivery on a future date specified in the prospectus supplement. Contracts for those delayed purchases will be subject only to the conditions contained in the prospectus supplement and the prospectus supplement will set forth the commission to be paid for solicitation of those contracts.

     We may indemnify any underwriters, dealers and agents who participate in the distribution of the Debt Securities against certain civil liabilities, including liabilities under the Securities Act. We also may agree to make contributions with respect to payments which the agents or underwriters may be required to make. Those underwriters, dealers and agents may be customers of, engage in transactions with, or perform services for us in the ordinary course of business.

     AIG Financial Securities Corp., one of our affiliates, may act as an underwriter, dealer or agent in a sale of the Debt Securities. Any sale involving AIG Financial Securities Corp. will be made pursuant to the provisions of Rule 2720 of the National Association of Securities Dealers, Inc. (the "NASD").

     Neither AIG Financial Securities Corp. nor any other participating NASD member having a conflict of interest within the meaning of Rule 2720 will confirm initial sales to any discretionary accounts over which it has authority without the prior specific written approval of the customer.

     Our affiliates, including AIG Financial Securities Corp., may use this prospectus in the initial sale of these securities or in a secondary market transaction in these or similar securities after their initial sale. We will not receive any proceeds from secondary market transactions. You may assume that the prospectus is being used in a secondary market transaction unless we or our agent or one of our affiliates informs you otherwise.

     The maximum commission or discount to be received by an NASD member or independent broker-dealer will not be greater than 8% of the aggregate principal amount of the Debt Securities being offered, for the sale of any Debt Securities pursuant to this prospectus and any accompanying prospectus supplement.

                                    EXPERTS

     The consolidated financial statements and financial statement schedule incorporated by reference to the Annual Report on Form 10-K for the year ended December 31, 2000, have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, independent accountants, given on the authority of said firm as experts in auditing and accounting.

                                 LEGAL MATTERS

     The validity of the issuance of the Debt Securities we are offering will be passed upon for us by O'Melveny & Myers LLP, Los Angeles, California. Morgan, Lewis & Bockius LLP, Los Angeles, California will pass upon certain legal matters for the underwriters or agents.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                                  [ILFC LOGO]

                                DEBT SECURITIES

                               -----------------

                                   PROSPECTUS
                               -----------------

                                          , 2001

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

     The following provides estimated expenses in connection with the issuance and distribution of the securities being registered, other than underwriting discounts and commissions.

1. Registration Fee........................................  $1,000,000
2. NASD Fee................................................      30,500
3. Cost of Printing, Engraving and Freight.................     300,000
4. Legal Fees and Expenses.................................     300,000
5. Accounting Fees.........................................     100,000
6. Trustee Fees............................................      50,000
7. Blue Sky Fees and Expenses..............................      10,000
8. Rating Agency Fees......................................   1,200,000
9. Miscellaneous...........................................      50,000
                                                             ----------
          Total............................................  $3,040,500
                                                             ==========

ITEM 15. INDEMNIFICATION OF DIRECTORS AND OFFICERS

     Pursuant to the California Corporations Code and Section 7.5 of the registrant's Bylaws, directors, officers, employees and agents of the registrant may be indemnified by the registrant in certain circumstances against liabilities they incur while acting in such capacities.

ITEM 16. EXHIBITS

EXHIBIT
NUMBER                            DESCRIPTION
-------                           -----------
  4       Indenture, dated as of November 1, 2000, between
          International Lease Finance Corporation and The Bank of New
          York, as Trustee (filed as an Exhibit to the Company's
          Registration Statement No. 333-49566 and incorporated herein by reference).
  5.1     Opinion of O'Melveny & Myers LLP as to the legality of the
          Debt Securities.
 12       Computations of Ratio of Earnings to Fixed Charges (filed as
          Exhibits to the Company's Annual Report on Form 10-K for the
          year ended December 31, 2000 and the Company's Quarterly
          Reports on Form 10-Q for the quarters ended March 31, 2001,
          June 30, 2001 and September 30, 2001 and incorporated herein by reference).
 23.1     Consent of PricewaterhouseCoopers LLP.
 23.2     Consent of O'Melveny & Myers LLP (included in their opinion filed as Exhibit 5.1).
 24       Power of Attorney.
 25       Form T-1 Statement of Eligibility and Qualifications under the Trust Indenture Act of 1939 of The Bank of New York, as
          Trustee.

ITEM 17. UNDERTAKINGS

     The undersigned registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

             (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, unless the information otherwise required to be included in a post-effective amendment is contained in a periodic report filed by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 and incorporated herein by reference.

             (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement, unless the information otherwise required to be included in a post-effective amendment is contained in a periodic report filed by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 and incorporated herein by reference. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high and of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement.

             (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     The registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described in Item 15 above, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer, or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted against the registrant by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Los Angeles, State of California, on the 15th day of November, 2001.

                                          INTERNATIONAL LEASE
                                          FINANCE CORPORATION

                                          By:        /s/ ALAN H. LUND
                                             -----------------------------------
                                             Executive Vice President, Co-Chief
                                                 Operating Officer and Chief
                                                      Financial Officer

                               POWER OF ATTORNEY

     We, the undersigned directors and officers of International Lease Finance Corporation, and each of us, do hereby constitute and appoint Leslie L. Gonda, Steven F. Udvar-Hazy and Alan H. Lund, or any one of them, our true and lawful attorneys and agents, each with power of substitution, to do any and all acts and things in our name and on our behalf in our capacities as directors and officers and to execute any and all instruments for us and in our names in the capacities indicated above, which said attorneys and agents, or any one of them, may deem necessary or advisable to enable said corporation to comply with the Securities Act of 1933, as amended, and any rules, regulations and requirements of the Securities and Exchange Commission, in connection with this Registration Statement, including specifically but without limitation, power and authority to sign for us or any of us in our names in the capacities indicated below, any and all amendments (including post-effective amendments) hereto; and we do hereby ratify and confirm all that the said attorneys and agents, or his substitute or substitutes, or any one of them, shall do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons on November 15, 2001 in the capacities indicated.

              SIGNATURE                                 TITLE
              ---------                                 -----

         /s/ LESLIE L. GONDA              Chairman of the Board and Director
--------------------------------------
           Leslie L. Gonda

       /s/ STEVEN F. UDVAR-HAZY          Chief Executive Officer and Director
--------------------------------------
         Steven F. Udvar-Hazy

          /s/ LOUIS L. GONDA                           Director
--------------------------------------
            Louis L. Gonda

              SIGNATURE                                 TITLE
              ---------                                 -----

                                                       Director
--------------------------------------
           M. R. Greenberg

                                                       Director
--------------------------------------
          Edward E. Matthews

        /s/ WILLIAM N. DOOLEY                          Director
--------------------------------------
          William N. Dooley

                                                       Director
--------------------------------------
           Howard I. Smith

           /s/ ALAN H. LUND               Executive Vice President, Co-Chief
--------------------------------------  Operating Officer and Chief Financial
             Alan H. Lund                  Officer (Principal Financial and
                                                 Accounting Officer)

                               INDEX TO EXHIBITS

EXHIBIT
NUMBER                              EXHIBIT
-------                             -------
 4        Indenture dated as of November 1, 2000, between
          International Lease Finance Corporation and The Bank of New
          York, as Trustee (filed as an Exhibit to the Company's
          Registration Statement No. 333-49566 and incorporated herein by reference)...............................................
 5.1      Opinion of O'Melveny & Myers LLP as to the legality of the
          Debt Securities.............................................
12        Computations of Ratio of Earnings to Fixed Charges (filed as
          Exhibits to the Company's Annual Report on Form 10-K for the
          year ended December 31, 2000 and the Company's Quarterly
          Reports on Form 10-Q for the quarters ended March 31, 2001,
          June 30, 2001 and September 30, 2001 and incorporated herein by reference)...............................................
23.1      Consent of PricewaterhouseCoopers LLP.......................
23.2      Consent of O'Melveny & Myers LLP (included in their opinion filed as Exhibit 5.1).......................................
24        Power of Attorney (included on page II-4)...................
25        Form T-1 Statement of Eligibility and Qualifications under the Trust Indenture Act of 1939 of The Bank of New York, as
          Trustee.....................................................